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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                 August 23, 1996


        CAPITAL REALTY INVESTORS TAX EXEMPT FUND III LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


          1-12034                                 52-1551450
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(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
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(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
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              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS
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     As described in the following News Release, Capital Realty Investors Tax
Exempt Fund III Limited Partnership has reached an agreement on improving the terms of a previously announced merger with affiliates of Capital Apartment Properties, Inc. In addition, the Delaware Chancery Court approved the settlement of a consolidated class action suit relating to the mergers and the suit has been dismissed.



                                                  FOR IMMEDIATE RELEASE



     CONTACT:       James T. Pastore
                    202-546-6451
                    Susan T. Backman or
                    Curtis C. Rimmey
                    301-231-0231


             CRITEF GENERAL PARTNERS ANNOUNCE IMPROVED MERGER TERMS
                            AND LITIGATION SETTLEMENT


     ROCKVILLE, MD, Aug. 23, 1996 -- (AMEX: CRA, CRB, CRL) -- The general partners of two Capital Realty Investors Tax Exempt Fund Limited Partnerships (CRITEF partnerships) said today they have reached agreement on improving the terms of previously announced mergers with affiliates of Capital Apartment Properties, Inc. (CAPREIT). Also, the Delaware Chancery Court approved the settlement of a consolidated class action suit relating to the mergers and the suit has been dismissed.

     Under the improved merger terms, the holders of the CRITEF partnerships Beneficial Assignee Certificates (BACs) are expected to receive an aggregate gross amount of approximately $162.3 million in cash for the redemption and cancellation of their interests in the partnerships. The amount is subject to possible upward adjustment based on available cash (as defined in the merger agreements) at closing, but the aggregate gross merger consideration for the BACs will not be greater than $164.55 million.

     The merger transactions are subject to obtaining, among other things, approval by the BAC holders at special meetings of the CRITEF partnerships following clearance of the proxy statement by the Securities and Exchange Commission.

     There are two CRITEF partnerships with three series of securities that trade on the American Stock Exchange:

- - Capital Realty Investors Tax Exempt Fund Limited Partnership, Series I (CRITEF-I) (AMEX:CRA);
- - Capital Realty Investors Tax Exempt Fund Limited Partnership, Series II (CRITEF-II) (AMEX:CRB);
- - Capital Realty Investors Tax Exempt Fund III Limited Partnership (CRITEF-III) (AMEX:CRL).





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ITEM 5.   OTHER EVENTS - Continued
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     The net redemption prices of the BACs under the amended merger agreements are expected to be as follows:

- -    $14.82 per BAC for CRITEF-I s 2,280,000 BACs, subject to upward adjustment but not greater than $15.029;

- -    $14.50 per BAC for CRITEF-II s 3,238,760 BACs, subject to upward adjustment but not greater than $14.709;

- -    $15.13 per BAC for CRITEF-III s 5,258,268 BACs, subject to upward adjustment but not greater than $15.339.

     The per-BAC amounts, in each case, have been reduced by class action plaintiffs' counsels' fees and expenses awarded by the court in the total amount of $2 million, allocated 18 cents per BAC for CRITEF-I, 18 cents per BAC for CRITEF-II, and 19 cents per BAC for CRITEF-III.

     The CRITEF partnerships together hold 18 tax-exempt mortgage revenue bonds used to finance multifamily housing communities in eight states. Formed by CRI in 1986 and 1987, the partnerships began trading on the American Stock Exchange on July 1, 1993.

     CAPREIT, based in Rockville, Maryland, is a self-managed private real estate investment trust. CAPREIT owns 30 multifamily complexes containing 7,512 units located in 10 states. In addition, CAPREIT manages another 39 apartment communities (including 14 of the CRITEF communities) for third-party owners.
The largest investor in CAPREIT is Apollo Real Estate Investment Fund, L.P.

































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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Capital Realty Investors Tax Exempt Fund III
                                Limited Partnership
                                             (Registrant)

                         By:  CRITEF III Associates Limited Partnership,
                                General Partner

                         By:  C.R.I., Inc., Managing General Partner


August 28, 1996               /s/ Deborah K. Browning
- ---------------          By:  --------------------------------------
Date                          Deborah K. Browning
                              Vice President/Chief Accounting
                                Officer








































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